Exhibit 21(i)

STRYKER CORPORATION LIST OF SUBSIDIARIES
As of January 31, 2017

Name of Subsidiary	State or Country of Incorporation

Alcott Indemnity Company	USA - Vermont
Ascential LLC	USA - Delaware
Berchtold + Fritz GmbH	Germany
Berchtold Asia Sdn. Bhd.	Malaysia
Berchtold China Ltd.	China
Berchtold Consulting GmbH	Switzerland
Berchtold Corporation	USA - Delaware
Berchtold do Brasil Importaçao e Exportaçao Ltda. EPP	Brazil
Berchtold Espana S.L.	Spain
Berchtold GmbH & Co. KG	Germany
Berchtold Holding Switzerland GmbH	Switzerland
Cary Corners LLC	USA - Illinois
Cersys Inc.	USA - Delaware
Changzhou Orthomed Medical Instrument Company Limited	China
Charger Holding Corp.	USA - Delaware
Colorado Biomedical, Inc.	USA - Colorado
Concentric Medical Europe SARL	Belgium
Concentric Medical, Inc.	USA - Delaware
Everest Biomedical Instruments Company	USA - Delaware
Gaymar Industries, Inc.	USA - New York
Gongping (Shanghai) Medical Devices Trading Co. Ltd.	China
HeartSine Technologies Limited	United Kingdom
HeartSine Technologies, LLC	USA - Delaware
Howmedica International S. de R.L.	Panama
Howmedica Osteonics Corp.	USA - New Jersey
Image Guided Technologies, Inc.	USA - Colorado
Imorphics Limited	United Kingdom
InstruMedics, L.L.C	USA - Michigan
ITAPCo Limited	United Kingdom
Ivy Sports Medicine AG	Switzerland
Ivy Sports Medicine GmbH	Germany
Ivy Sports Medicine LLC	USA - Delaware
Jiangsu Chuangyi Medical Instrument Company Limited	China
Jolife AB	Sweden
MAKO Surgical Corp	USA - Delaware
Medicycle, Inc.	USA - Arizona
Memometal, Inc.	USA - Delaware
MicroDexterity Systems, Inc.	USA - Delaware
Muka Metal Ticaret ve Sanayi Anaonim Sirketi	Turkey
Nettrick Limited	Ireland
NV Stryker SA	Belgium
OOO "Stryker"	Russia
Orthomed (Hong Kong) Medical Instrument Company Limited	Hong Kong
Orthovita, Inc.	USA - Pennsylvania
OtisMed Corporation	USA - California
P.C. Sweden Holding AB	Sweden
ParaMed Corporation	USA - Utah
Pficonprod Pty. Ltd.	Australia
Physio Portugal Sales, Unipessoal Lda	Portugal
Physio-Control (Shanghai) Sales Co., Ltd.	China
Physio-Control Australia Pty Ltd	Australia
Physio-Control Austria Sales GmbH	Austria
Physio-Control Belgium Sales Sprl	Belgium
Physio-Control Brazil Vendas Ltda.	Brazil
Physio-Control Canada Sales Ltd.	Canada

Physio-Control Czech Sales s.r.o.	Czech Republic
Physio-Control Denmark Sales ApS	Denmark
Physio-Control Finland Sales Oy	Finland
Physio-Control France Sales SARL	France
Physio-Control Germany Sales GmbH	Germany
Physio-Control Holdings Coöperatief U.A.	Netherlands
Physio-Control Hong Kong Sales Limited	Hong Kong
Physio-Control Hungary Sales Kft	Hungary
Physio-Control India Sales Pvt. Ltd	India
Physio-Control International, Inc.	USA - Washington
Physio-Control Italy Sales S.r.l.	Italy
Physio-Control Japan, Inc.	Japan
Physio-Control Lebanon Sales Offshore s.a.l.	Lebanon
Physio-Control Manufacturing, Inc.	USA - Washington
Physio-Control Norway Sales AS	Norway
Physio-Control Operations Netherlands B.V.	Netherlands
Physio-Control Poland Sales sp. z o.o.	Poland
Physio-Control Sales Limited Liability Company	Russia
Physio-Control Singapore Pte. Ltd.	Singapore
Physio-Control South Africa Sales Pty. Ltd.	South Africa
Physio-Control Spain Sales, S.L.	Spain
Physio-Control Switzerland Sales GmbH	Switzerland
Physio-Control UK Sales Ltd.	United Kingdom
Physio-Control, Inc.	USA - Washington
Physio-Control, Investments LLC	USA - Delaware
Pivot Medical, Inc.	USA - Delaware
S.I.R.E. L.L.C.	USA - Michigan
Sage Products Coöperatief U.A.	Netherlands
Sage Products Holdings II, LLC	USA - Delaware
Sage Products Holdings III, LLC	USA - Delaware
Sage Products Sarl	Switzerland
Sage Products, LLC	USA - Delaware
ScanHealth, Inc.	USA - Minnesota
SPI Worldwide, Ltd.	USA - Illinois
SpineCore, Inc.	USA - Delaware
SSI Divestiture, Inc.	USA - Massachusetts
Stanmore Implants France SAS	France
Stanmore Implants Worldwide Limited	United Kingdom
Stanmore, Inc.	USA - Massachusetts
Stryker (Barbados) Foreign Sales Corporation	Barbados
Stryker (Beijing) Healthcare Products Co., Ltd.	China
Stryker (Shanghai) Healthcare Products Co., Ltd.	China
Stryker (Suzhou) Medical Technology Co Ltd	China
Stryker (Thailand) Limited	Thailand
Stryker AB	Sweden
Stryker Acquisitions B.V.	Netherlands
Stryker Asia Holdings C.V.	Netherlands
Stryker Australia LLC	USA - Delaware
Stryker Australia Pty. Ltd.	Australia
Stryker Berchtold B.V.	Netherlands
Stryker Beteiligungs GmbH	Germany
Stryker Canada Holding Company	Canada
Stryker Canada LP	Canada
Stryker Canadian Management, ULC	Canada
Stryker Capital B.V.	Netherlands
Stryker China Limited	Hong Kong
Stryker Colombia SAS	Colombia
Stryker Combo L.L.C.	USA - Michigan
Stryker Communications, Inc.	USA - Delaware
Stryker Corporation (Chile) y Compania Limitada	Chile
Stryker Corporation (Malaysia) Sdn. Bhd.	Malaysia
Stryker Czech Republic s.r.o.	Czech Republic
Stryker do Brasil Ltda	Brazil

Stryker EMEA Supply Chain Services B.V.	Netherlands
Stryker European Coordination Center B.V.	Netherlands
Stryker European Finance B.V.	Netherlands
Stryker European Holdings Coöperatief U.A	Netherlands
Stryker European Holdings I, LLC	USA - Delaware
Stryker European Holdings II, LLC	USA - Delaware
Stryker European Holdings III, LLC	USA - Delaware
Stryker European Holdings IV, LLC	USA - Delaware
Stryker European Holdings V, LLC	USA - Delaware
Stryker European Holdings VI, LLC	USA - Delaware
Stryker European Operations B.V.	Netherlands
Stryker European Technologies C.V.	Netherlands
Stryker Far East, Inc.	USA - Delaware
Stryker Foreign Acquisitions, Inc.	USA - Delaware
Stryker France Holding SNC	France
Stryker France MM Holdings SAS	France
Stryker France SAS	France
Stryker Funding B.V.	Netherlands
Stryker GI Ltd.	Israel
Stryker GI Services C.V.	Netherlands
Stryker Global Technology Center Private Limited	India
Stryker GmbH & Co. KG	Germany
Stryker GmbH	Austria
Stryker GmbH (f/k/a Stryker Trauma SA)	Switzerland
Stryker Grundstücks GmbH & Co KG	Germany
Stryker Grundstücks Verwaltungs GmbH	Germany
Stryker Holdings B.V.	Netherlands
Stryker Iberia SL Unipersonal	Spain
Stryker IFSC Designated Activity Company	Ireland
Stryker (India) Private Limited	India
Stryker International Acquisitions B.V.	Netherlands
Stryker International Holdings B.V.	Netherlands
Stryker Investment Holdings B.V.	Netherlands
Stryker Ireland Holding Unlimited Company	Ireland
Stryker Ireland Limited	Ireland
Stryker Italia S.r.l. S.U.	Italy
Stryker Japan Holdings B.V.	Netherlands
Stryker Japan K.K.	Japan
Stryker Korea Ltd.	South Korea
Stryker Lebanon (Offshore) S.A.L.	Lebanon
Stryker Leibinger GmbH & Co. KG	Germany
Stryker Luxembourg Holdings S.a.r.l.	Luxembourg
Stryker Luxembourg S.a.r.l.	Luxembourg
Stryker Manufacturing S. de R.L. de C.V.	Mexico
Stryker Mauritius Holding Ltd.	Mauritius
Stryker Medical London LP	Canada
Stryker Medtech K.K.	Japan
Stryker Medtech Limited	Ireland
Stryker Mexico SA de C.V.	Mexico
Stryker Nederland B.V.	Netherlands
Stryker New Zealand Limited	New Zealand
Stryker Newplant GmbH	Switzerland
Stryker NV Operations Limited	Ireland
Stryker Osteonics SA	Switzerland
Stryker Pacific Limited	Hong Kong
Stryker Performance Solutions, LLC	USA - New Jersey
Stryker Polska Sp.z.o.o.	Poland
Stryker Portugal - Produtos Medicos, Unipessoal, Lda.	Portugal
Stryker Professional Latin America S. de R.L. de C.V.	Mexico
Stryker Puerto Rico Limited	Ireland
Stryker Romania SRL	Romania
Stryker Sage, Inc.	USA - Delaware
Stryker Sales Corporation	USA - Michigan

Stryker Services SA	Switzerland
Stryker Servicios Administrativos S.de R.L. de C.V.	Mexico
Stryker Singapore Private Limited	Singapore
Stryker South Africa (Proprietary) Limited	South Africa
Stryker Spain Holding SL	Spain
Stryker Spine Sarl	Switzerland
Stryker Spine SAS	France
Stryker Sustainability Solutions, Inc.	USA - Delaware
Stryker Tibbi Cihazlan Sanayi ve Ticaret Limited Sirketi	Turkey
Stryker Trauma GmbH	Germany
Stryker UK Limited	United Kingdom
Stryker US Holding LLC	USA - Delaware
Stryker Verwaltungs GmbH	Germany
Surpass Medical Ltd.	Israel
TG SP Holdings Corp	USA - Delaware
Trauson (China) Medical Instrument Company Limited	China
Trauson (Hong Kong) Company Limited	Hong Kong
Trauson Holdings (BVI) Company Limited	British Virgin Islands
Trauson Holdings (Hong Kong) Company Limited	Hong Kong
Trauson Holdings Company Limited	Cayman Islands
Waterloo Bedding Co.	Canada

Stryker Corporation directly or indirectly owns 100% of the outstanding voting securities of each of the above-named subsidiaries.